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                              FOR IMMEDIATE RELEASE

CONTACT:

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INVESTORS:                                MEDIA:

Glenn Sblendorio                          Chris Smith
Chief Financial Officer                   Public Relations & Corporate Communications
T: 212-824-3100                           T: 212-824-3203
F: 212-824-3240                           F: 212-824-3240
E-mail: glenn.sblendorio@eyetech.com      E-mail: chris.smith@eyetech.com
www.eyetech.com                           www.eyetech.com
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           EYETECH ANNOUNCES APPOINTMENT OF HENRY SIMON AS CHAIRMAN OF
                  THE BOARD AND RESIGNATION OF JOHN MCLAUGHLIN

NEW YORK, NY - JUNE 10, 2005 - EYETECH PHARMACEUTICALS, INC. (NASDAQ: EYET), today announced that Henry Simon, a director of Eyetech since July 2001, the former Chairman of Eyetech's Audit Committee and a long-time senior leader at Schroder Ventures Life Sciences, a London-based global private equity group, has been appointed Eyetech's non-executive Chairman of the Board of Directors. Mr. Simon's appointment follows the resignation of John P. McLaughlin, Eyetech's non-executive Chairman of the Board since February 2000.

Henry Simon has over 45 years of experience in life science, biotechnology and technology companies and has served as Chairman of a number of companies during his career. Since 1987, Mr. Simon has held various positions with Schroder Ventures serving as the Chief Executive Officer of the life sciences team until 1997, its Chairman from April 1997 to December 2001 and a Special Partner since January 2002. Mr. Simon has been Chairman of Leica Microsystems AG and Zarlink Semiconductors for many years and is also a director of Gyros AB. From 1988 to 1997, he was the Chairman of Shire Pharmaceuticals and from 1993 to 1996 he also served as the Chairman of Chiroscience. Prior to joining Schroder Ventures, Mr. Simon was President of Technicon Corporation, a diagnostics manufacturer, and prior to that Group Executive and Vice President of ITT Europe. Mr. Simon started his career at Bell Laboratories in 1959 after graduating from the Institute of Technology in Munich, Germany and the Royal Institute of Technology in Stockholm, Sweden.

Dr. David Guyer, Chief Executive Officer, a director and a co-founder of Eyetech, said, "We thank John for his insightful guidance and experience as Eyetech progressed from a clinical stage start-up to a public company marketing Macugen(R) (pegaptanib sodium injection), the only FDA-approved drug to treat all forms of neovascular age-related macular degeneration. We wish John well in his future endeavors. We are also very pleased that Henry Simon, our long-term director and former Chairman of our Audit Committee, has been appointed by the Board as its Chairman. Henry's many years of experience as an executive, as a director on multiple boards and as Chairman in life science and biotechnology companies along with his years of service with, and his deep
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understanding of, Eyetech will continue to be invaluable as we continue our successful launch of Macugen and move forward on our path to profitability."

John McLaughlin stated, "It has been a privilege to work with the Eyetech team and its Board of Directors over the last five years to get Macugen approved and successfully launched in the United States."

Henry Simon commented, "I thank the Board for appointing me as Chairman and look forward to continue working with the Board and management at Eyetech."

ABOUT EYETECH PHARMACEUTICALS, INC.

Eyetech Pharmaceuticals, Inc. is a biopharmaceutical company that specializes in the development and commercialization of novel therapeutics to treat diseases of the eye. Eyetech's initial focus is on diseases affecting the back of the eye. Eyetech is commercializing and further developing Macugen(R) (pegaptanib sodium injection) with Pfizer Inc for the treatment of neovascular AMD. Macugen is also being studied for the treatment of diabetic macular edema and retinal vein occlusion.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our future operations, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to achieving acceptance of Macugen by the medical community, by patients receiving therapy and by third party payors; supplying sufficient quantities of Macugen to meet anticipated market demand; our dependence on third parties to manufacture Macugen; the impact of competitive products and potentially competitive product candidates; our dependence on our strategic collaboration with Pfizer; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; new information arising out of clinical trial results disclosed by us or our competitors; and the success of Macugen's recent launch generally. These and other risks are described in greater detail in the "Risk Factors" section of our most recent quarterly report on Form 10-Q filed with the United States Securities and Exchange Commission. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.